#300 – 2015 Burrard Street	Tel: (604) 738-0100
Vancouver B.C. V6J 3H4

August, 15, 2015

Eastland Management Ltd.
5215 6 th Avenue
Delta, B.C. V4M 1L6

Attention:      Mr. James Rankin

Dear Jim:

Re: Option Agreement

Reference is made to the agreement (the “Option Agreement”) made as of the 17 th day of February, 2014 between Eastland Management Ltd. (“Eastland”) and Alexandra Capital Corp. (“Alexandra”) providing for, inter alia, the grant of an option to Alexandra to acquire the SB claims near Merritt, British Columbia.

For valuable consideration, Alexandra and Eastland agree that the Option Agreement be and is hereby amended by deleting subsection 3.02(c) and replacing it with the following:

“(c) on the first anniversary of Exchange Approval, pay the Optionor $10,000;”.

In all other respects, the Option Agreement shall remain unchanged and in full force and effect.

Kindly signify your acceptance of this amendment by dating and signing this amending letter in the space provided below.

Yours truly,

Alexandra Capital Corp.

Per: /s/Patrick Morris
        PATRICK MORRIS, Director

ACKNOWLEDGED AND AGREED this 26th day of August, 2015 by:

Eastland Management Ltd.

Per: /s/Jim Rankin
       JIM RANKIN, Director